UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2017

GLOBAL BRASS AND COPPER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1050 Schaumburg, IL		60173
(Address of principal executive offices)		(Zip Code)

(847) 240-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 16, 2017, Global Brass and Copper Holdings, Inc. (the “Company”) announced that Scott B. Hamilton will retire from the Company on March 1, 2018. Additionally, effective November 10, 2017, Mr. Hamilton stepped down from his role as the Company’s General Counsel and Corporate Secretary. Until his retirement, Mr. Hamilton has agreed to serve as an Executive Advisor to the Company’s Chief Executive Officer. If a separation or other agreement is entered into with Mr. Hamilton, it will be filed as an amendment to this Form 8-K.

Also, the Company has announced that, effective November 10, 2017, Anne-Marie W. D’Angelo assumed the role of General Counsel and Corporate Secretary. Prior to joining the Company, Ms. D’Angelo spent thirteen (13) years at McDonald’s Corporation, holding various roles of increasing responsibility, most recently serving as the Assistant U.S. General Counsel. Ms. D’Angelo holds a juris doctor degree from the University of Notre Dame and a bachelor’s degree from the College of the Holy Cross. She is a member of the State Bar of Illinois.

A copy of the press release announcing the retirement of Mr. Hamilton and the appointment of Ms. D’Angelo is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release issued November 16, 2017, announcing Mr. Hamilton’s retirement and Ms. D’Angelo’s appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

Date: November 16, 2017	By:	/s/ Christopher J. Kodosky
	Name:	Christopher J. Kodosky
	Title:	Chief Financial Officer

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